Exhibit 32.2

SECTION 906 CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICE
PURSUANT TO 18 U.S.C. SECTION #1350

In connection with the Annual Report of Silicon Storage Technology, Inc. (the "Company") on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jack K. Lai, Vice President Finance & Administration, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that to the best of my:

  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 31st day of March, 2005.

/s/ Jack K. Lai
Jack K. Lai
Vice President Finance & Administration,
Chief Financial Officer and Secretary

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.